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                                                                   EXHIBIT 10.34

                              Terms of Compensation

Name:             David Henry

Title:            Senior Vice President and Chief Financial Officer

Base Salary:      $250,000

Bonus Plan:       $40,000 one-time net hire date bonus

                  Eligible for participation in the company's Key Manager Incentive Program with a target payout at 50% of base salary and a maximum payout of 150% of base salary

Stock Options:    Eligible to participate in the Amended and Restated
                  AMIS Holdings, Inc. 2000 Equity Incentive Plan. In 2004, received stock options to purchase 150,000 shares, with an exercise price = fair market value on grant date, vesting 1/4 on the first anniversary of the grant date and an additional
                  1/48 monthly thereafter

Health Benefits:  Eligible for group insurance program consisting of a hospital, surgical, major medical, life, dependent life, accidental death insurance and dental plan, and an annual executive physical

401K: Company match of 50% of the employee's first 6% contribution, not to exceed 50% of the 402(g) limit

Relocation:       Relocation Assistance from Maine to Pocatello, Idaho